UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)               Appointment of Certain Officers

Lannett Company, Inc. (the “Company”) appointed Maureen M. Cavanaugh as the Senior Vice President and Chief Commercial Operations Officer of the Company effective May 7, 2018.  Ms. Cavanaugh will report directly to the Chief Executive Officer of the Company.

Ms. Cavanaugh, 58, has more than 25 years of experience in the pharmaceutical industry.  Before joining the Company, Ms. Cavanaugh spent the past 11 years at Teva Pharmaceuticals USA (“Teva”), most recently as Senior Vice President, Chief Commercial Officer, North American Generics.  Earlier at Teva, Ms. Cavanaugh served as Senior Vice President and General Manager, US Generics and before that held a variety of positions in sales, marketing and customer operations.  Ms. Cavanaugh also previously served as Senior Director of Marketing at PAR Pharmaceuticals, as Director, Product Management and Marketing Research at Sandoz Inc., and held a number of finance, sales and marketing operations positions at Bristol Myers-Squibb.  Ms. Cavanaugh earned a Bachelor of Science in Business Administration degree from LaSalle University and a Masters of Business Administration degree from Rider University.

The Company appointed John Kozlowski as Chief of Staff and Strategy of the Company effective April 22, 2018.  Mr. Kozlowski will report directly to the Chief Executive Officer of the Company.

Mr. Kozlowski, 46, played a leading role in a number of significant operational initiatives, including the integration of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc., as well as corporate-wide efforts to optimize efficiencies.  He joined the Company in 2009 as Corporate Controller, was promoted in 2016 to Vice President Financial Operations & Corporate Controller and was promoted in 2017 to Chief Operating Officer.  Prior to joining the Company, Mr. Kozlowski served in senior finance and accounting roles for Optium Corporation and Finisar Australia.  Mr. Kozlowski earned a Bachelor of Arts degree in finance from James Madison University and a Masters of Business Administration degree from Rider University.

The Company appointed John Abt, D.B.A. as Vice President and Chief Quality and Operations Officer of the Company effective April 22, 2018, 2018.  Dr. Abt will report directly to the Chief Executive Officer of the Company.

Dr. Abt, 53, joined the Company in March 2015 as Vice President of Quality.  Prior to joining the Company, Dr. Abt held senior level positions in both quality and operations and has extensive knowledge in pharmaceutical manufacturing, quality, strategy, business improvement and site transformation.  Prior to joining the Company, he most recently served as Teva Pharmaceuticals’ Vice President Global Quality Strategy, overseeing the development and implementation of strategy and associated initiatives for the global quality organization.  He earned his Doctorate in Business Administration from Temple University, Masters of Administrative Science in Business Management from Johns Hopkins University and a Bachelor of Science in Biochemistry from Niagara University.

(c)               Compensatory Arrangement

On April 17, 2018, the Company and Ms. Cavanaugh entered into an Employment Agreement (the “Employment Agreement”), pursuant to which she will receive a base salary of $425,000 per year, a signing bonus of $50,000, restricted shares of common stock of the Company having a grant date value of $368,750, other benefits, and will be eligible to participate in the Company’s bonus and equity plans.  She will also receive a severance payment of 18 months of base salary (36 months of base salary if after a Change in Control, as such term is defined in the Employment Agreement) and certain other severance benefits if she is terminated without cause, and is subject to certain restrictive covenants as part of the Employment Agreement.  The Employment Agreement provides for an initial term of one-year with additional one-year terms until terminated.

The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.50 hereto, and is incorporated herein by reference.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

10.50	Employment Agreement of Maureen M. Cavanaugh effective as of May 7, 2018
99.1	April 20, 2018 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: April 23, 2018